ENTERGY CORPORATION AND SUBSIDIARIES
     CONSOLIDATED STATEMENT OF INCOME
 For the Three Months Ended March 31, 2001
                (Unaudited)
              (In Thousands)

                OPERATING REVENUES
Domestic electric                                     $1,872,545
Natural gas                                              110,384
Competitive businesses                                   669,498
                                                      -----------
TOTAL                                                  2,652,427
                                                      -----------
                OPERATING EXPENSES
Operating and Maintenance:
   Fuel, fuel-related expenses, and
     gas purchased for resale                          1,125,863
   Purchased power                                       363,879
   Nuclear refueling outage expenses                      17,207
   Other operation and maintenance                       470,459
Decommissioning                                            8,901
Taxes other than income taxes                            102,463
Depreciation and amortization                            203,077
Other regulatory credits - net                            (4,842)
Amortization of rate deferrals                             4,453
                                                      -----------
TOTAL                                                  2,291,460
                                                      -----------
OPERATING INCOME                                         360,967
                                                      -----------

                   OTHER INCOME
Allowance for equity funds used during construction        4,943
Gain on sale of assets - net                                 588
Equity in earnings of unconsolidated equity affiliates    25,064
Miscellaneous - net                                       55,393
                                                      -----------
TOTAL                                                     85,988
                                                      -----------
            INTEREST AND OTHER CHARGES
Interest on long-term debt                               128,971
Other interest - net                                      47,914
Distributions on preferred securities of subsidiaries      4,709
Allowance for borrowed funds used during construction     (3,939)
                                                      -----------
TOTAL                                                    177,655
                                                      -----------
INCOME BEFORE INCOME TAXES                               269,300

Income taxes                                             108,429
                                                      -----------
CONSOLIDATED NET INCOME                                  160,871

Preferred dividend requirements and other                  6,716
                                                      -----------
EARNINGS APPLICABLE TO
COMMON STOCK                                            $154,155
                                                      ===========

		     ENTERGY CORPORATION AND SUBSIDIARIES
			   CONSOLIDATED BALANCE SHEET
			            ASSETS
	                        March 31, 2001
			         (Unaudited)
	                        (In Thousands)


                     CURRENT ASSETS

Cash and cash equivalents:
  Cash                                                            $161,420
  Temporary cash investments - at cost,
   which approximates market                                       722,772
  Special deposits                                                 145,639
                                                               ------------
     Total cash and cash equivalents                             1,029,831
                                                               ------------
Notes receivable                                                     6,543
Accounts receivable:
  Customer                                                         527,433
  Allowance for doubtful accounts                                  (10,161)
  Other                                                            201,011
  Accrued unbilled revenues                                        366,039
     Total receivables                                           1,084,322
                                                               ------------
Deferred fuel costs                                                537,362
Fuel inventory - at average cost                                   142,439
Materials and supplies - at average cost                           437,548
Rate deferrals                                                      12,130
Deferred nuclear refueling outage costs                             38,324
Prepayments and other                                               79,573
                                                               ------------
TOTAL                                                            3,368,072
                                                               ------------
             OTHER PROPERTY AND INVESTMENTS
Investment in affiliates - at equity                               499,247
Decommissioning trust funds                                      1,330,343
Non-utility property - at cost (less accumulated
  depreciation)                                                    286,997
Non-regulated investments                                          149,801
Other - at cost (less accumulated depreciation)                     70,598
                                                               ------------
TOTAL                                                            2,336,986
                                                               ------------
              PROPERTY, PLANT AND EQUIPMENT
Electric                                                        25,470,142
Plant acquisition adjustment                                       386,598
Property under capital lease                                       846,006
Natural gas                                                        192,388
Construction work in progress                                      743,421
Nuclear fuel under capital lease                                   283,929
Nuclear fuel                                                       169,062
                                                               ------------
TOTAL PROPERTY, PLANT AND EQUIPMENT                             28,091,546
Less - accumulated depreciation and amortization                11,645,521
                                                               ------------
PROPERTY, PLANT AND EQUIPMENT - NET                             16,446,025
                                                               ------------
            DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
  SFAS 109 regulatory asset - net                                  972,696
  Unamortized loss on reacquired debt                              179,336
  Deferred fuel costs                                               75,083
  Other regulatory assets                                          873,838
Long-term receivables                                               28,710
Other                                                              911,013
                                                               ------------
TOTAL                                                            3,040,676
                                                               ------------
TOTAL ASSETS                                                   $25,191,759
                                                               ============

	          ENTERGY CORPORATION AND SUBSIDIARIES
		        CONSOLIDATED BALANCE SHEET
	          LIABILITIES AND SHAREHOLDERS' EQUITY
	                       March 31, 2001
			        (Unaudited)
	                      (In Thousands)


                   CURRENT LIABILITIES
Currently maturing long-term debt                                 $827,585
Notes payable                                                      623,019
Accounts payable                                                   712,965
Customer deposits                                                  174,520
Taxes accrued                                                      519,370
Accumulated deferred income taxes                                  188,829
Nuclear refueling outage costs                                      13,253
Interest accrued                                                   139,424
Obligations under capital leases                                   157,239
Other                                                              231,586
                                                               ------------
TOTAL                                                            3,587,790
                                                               ------------
         DEFERRED CREDITS AND OTHER LIABILITIES
Accumulated deferred income taxes                                3,282,199
Accumulated deferred investment tax credits                        488,509
Obligations under capital leases                                   205,830
FERC settlement - refund obligation                                 28,965
Other regulatory liabilities                                       129,995
Decommissioning                                                    761,100
Transition to competition                                          199,981
Regulatory reserves                                                425,581
Accumulated provisions                                             346,344
Other                                                              705,659
                                                               ------------
TOTAL                                                            6,574,163
                                                               ------------

Long-term debt                                                   7,351,758
Preferred stock with sinking fund                                   63,760
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trusts holding
  solely junior subordinated deferrable debentures                 215,000

                  SHAREHOLDERS' EQUITY
Preferred stock without sinking fund                               334,687
Common stock, $.01 par value, authorized 500,000,000
  shares; issued 248,174,087 shares in 2001                          2,482
Paid-in capital                                                  4,663,923
Retained earnings                                                3,275,548
Accumulated other comprehensive loss                              (117,968)

Less - treasury stock, at cost (27,865,077 shares in 2001)         759,384
                                                               ------------
TOTAL                                                            7,399,288
                                                               ------------


TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     $25,191,759
                                                               ============